                                                                Exhibit 99.1
For Immediate Release
---------------------
February 3, 2005

            NORDSTROM JANUARY SAME-STORE SALES INCREASE 8.8 PERCENT
            -------------------------------------------------------
    SEATTLE - February 3, 2005 - Nordstrom, Inc. (NYSE: JWN) today reported preliminary sales of $386.2 million for the four-week period ending January 29, 2005, an increase of 8.9 percent compared to sales of $354.7 million for the four-week period ending January 31, 2004. Same-store sales increased 8.8 percent.

    Preliminary fourth quarter sales of $2.1 billion increased 9.4 percent compared to 2003 sales of $1.9 billion for the same period. Fourth quarter same store-sales increased 7.2 percent.

    Preliminary full-year sales of $7.1 billion increased 10.9 percent compared to sales of $6.4 billion in 2003. Full-year same-store sales increased 8.5 percent.

SALES RECORDING
    To hear Nordstrom's prerecorded January sales message, please dial (402) 220-6036. This recording will be available for one week.

SALES SUMMARY
(unaudited;         January      January        Q4        Q4        FY        FY
 $ in millions)        2005         2004      2004      2003      2004      2003
                  ---------    ---------      ----      ----      ----      ----
Total sales         $386.2       $354.7    $2,100.3  $1,919.2  $7,131.3  $6,430.5
Total sales
 percentage change    8.9%        14.3%       9.4%     11.9%     10.9%      8.4%
Same-store sales
 percentage change    8.8%         8.4%       7.2%      8.3%      8.5%      4.1%

Number of stores
 Full-line              94           92
 Rack and other         56           56
 International
 Faconnable
  boutiques             31           31
                       ---          ---
     Total             181          179

Gross square
 footage         19,397,000  19,138,000

GAAP SALES PERFORMANCE
    The additional information provided in this section is to comply with the Securities and Exchange Commission's Regulation G. The Company converted to a 4-5-4 Retail Calendar at the beginning of 2003. Full-year results for 2003 include one more day than the full-year for 2004. The Company believes that adjusting for this difference provides a more comparable basis from which to evaluate sales performance. The following reconciliation bridges 2003 GAAP sales to the 4-5-4 comparable sales.

                                                              Dollar      % Change      % Change
Sales Reconciliation ($M)        FY 2003        FY 2004      Increase   Total Sales    Comp Sales
                                --------       --------      --------   -----------    ----------
        Number of Days GAAP          365            364
                 GAAP Sales     $6,448.7       $7,131.3       $682.6         10.6%          8.2%
    Less Feb. 1, 2003 sales       ($18.2)            --
                                --------       --------
       Reported 4-5-4 sales     $6,430.5       $7,131.3       $700.8         10.9%          8.5%
                               =========      =========
        4-5-4 Adjusted Days          364            364


FUTURE REPORTING DATES
Nordstrom's financial release calendar for the next several months is currently planned as follows:
            Fourth Quarter Earnings       Tues., Feb. 15, 2005
            February Sales Release        Thurs., Mar. 3, 2005
            March Sales Release           Thurs., April 7, 2005
            April Sales Release           Thurs., May 5, 2005

    Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 150 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 94 full-line stores, 49 Nordstrom Racks, five Faconnable boutiques, one free-standing shoe store, and one clearance store. Nordstrom also operates 31 international Faconnable boutiques, primarily in Europe. Additionally, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its direct mail catalogs.

Investor Contact
Stephanie Allen, 206-303-3262
Media Contact:
Deniz Anders, 206-373-3038